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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-67696 and 333-43236 on Form S-4 and Registration Statement Nos. 333-113202, 333-108286, 333-108285, 333-98979, 333-99001, 333-67698 and 333-71764 on Form S-8 of Science Applications International Corporation of our report dated March 31, 2004, September 16, 2004, as to Notes 24 and 25 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 133, as amended and relating to the restatement described in Note 24), appearing in this Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP
San Diego, California
September 16, 2004

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Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM